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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Torchmark Corporation:


We consent to incorporation by reference in the Registration Statements (Nos. 2-76378, 2-76912, 33-23580, 2-93760, 33-1032, and 33-65507) on Forms S-8 of our
report dated January 31, 1996, except for Note 16 which is as of February 26, 1996, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Torchmark Corporation. Our report refers to changes in accounting principles to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 106 Employers' Accounting for Postretirement Benefits Other Than Pensions,
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SFAS No. 109 Accounting for Income Taxes, SFAS No. 121 Accounting for the
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Certain Investments in Debt and Equity Securities and SFAS No. 121 Accounting
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for the Impairment of Long Lived Assets and for Long Lived Assets to Be
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Disposed Of.
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                                                KPMG PEAT MARWICK LLP


Birmingham, Alabama
March 26, 1996